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                                                                     EXHIBIT 4.2

                           CERTIFICATE OF AMENDMENT
                             TO THE FIFTH RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           FAMILY RESTAURANTS, INC.

                   _________________________________________

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                   _________________________________________


          Family Restaurants, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST:  Article FIRST of the Corporation's Fifth Restated Certificate
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of Incorporation is hereby amended to read in its entirety as set forth below:

          FIRST:  The name of the corporation is Koo Koo Roo Enterprises, Inc.
          -----
     (hereinafter the "Corporation").

          SECOND:  The foregoing amendment was duly adopted in accordance with
          ------
Section 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 30th day of October, 1998.

                              FAMILY RESTAURANTS, INC.


                              /s/ Todd E. Doyle
                              -------------------------------------
                              Todd E. Doyle
                              Vice President and General Counsel